As Filed with the Securities and Exchange Commission on July 31, 2014

Registration No. 333-182752

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-182752

UNDER THE SECURITIES ACT OF 1933

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	16-1406957
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

50 Methodist Hill Drive
Suite 1000
Rochester, New York	14623
(Address of Principal Executive Offices)	(Zip Code)

LUCID, INC. YEAR 2000 STOCK OPTION PLAN

LUCID, INC. 2007 LONG-TERM INCENTIVE PLAN

LUCID, INC. 2010 LONG-TERM EQUITY INCENTIVE PLAN

(Full Title of the Plans)

L. Michael Hone

Chief Executive Officer

Lucid, Inc.

50 Methodist Hill Drive, Suite 1000

Rochester, NY 14623
(Name and address of agent for service)

(585) 239-9800

(Telephone number, including area code, of agent for service)

Copies to:

Raymond C. Zemlin Goodwin Procter LLP Exchange Place Boston, MA 02109 Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer	☐ ☐	(Do not check if a smaller reporting company)	Accelerated filer Smaller reporting company	☐ ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relate to the following Registration Statement on Form S-8 (the “Registration Statement”) of Lucid, Inc., a New York corporation (the “Registrant”):

File No. 333-182752, pertaining to the registration of (i) 1,981,500 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Shares”), issuable under the Registrant’s 2010 Long-Term Equity Incentive Plan, (ii) 865,000 Common Shares, issuable under the Registrant’s 2007 Long-Term Incentive Plan, and (iii) 342,774 Common Shares, issuable under the Registrant’s Year 2000 Stock Option Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2012.

On the date hereof, the Registrant is filing a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, this 31st day of July, 2014.

LUCID, INC.

By:	/s/ L. Michael Hone
Name:	L. Michael Hone
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ L. Michael Hone	Chief Executive Officer and Director	July 31, 2014
L. Michael Hone	(Principal Executive Officer)

/s/ Richard C. Christopher	Chief Financial Officer	July 31, 2014
Richard C. Christopher	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	July 31, 2014
William J. Shea

*	Director	July 31, 2014
Brian Carty

/s/ Kevin M. Cronin	Director	July 31, 2014
Kevin M. Cronin

*	Director	July 31, 2014
Rocco Maggiotto

/s/ William F. O’Dell	Director	July 31, 2014
William F. O’Dell

*	Director	July 31, 2014
Ruben King-Shaw, Jr.

/s/ Daniel M. Siegel, M.D.	Director	July 31, 2014
Daniel M. Siegel, M.D.

/s/ Paul S. Stuka	Director	July 31, 2014
Paul S. Stuka

* By: /s/ L. Michael Hone

Attorney-in-fact